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                                                                    EXHIBIT 99.1

                            LENNOX INTERNATIONAL INC.

   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD______________, ______

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The signatory of this Proxy, by executing on the reverse side of this Proxy, hereby appoints and constitutes John W. Norris, Jr. and Clyde W. Wyant, and each of them, with full power of substitution, with the powers the signatory of this Proxy would possess if personally present, to vote all shares of Lennox Common Stock entitled to be voted by the signatory at the Special Meeting of Stockholders to be held at 10:00 a.m., local time, on _________________, ______, or at any reconvened meeting after any adjournment or postponement thereof, on the matter set forth on the reverse side in accordance with any directions given by the signatory and, in their discretion, on all other matters that may properly come before the Special Meeting or any reconvened meeting after any adjournment or postponement thereof.

IMPORTANT -- PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEM 1.

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                         FOLD AND DETACH PROXY CARD HERE

                             YOUR VOTE IS IMPORTANT.

         YOU CAN VOTE IN THE FOLLOWING WAYS:

         (1) BY PROXY. PLEASE TEAR OFF THE TOP PORTION OF THIS SHEET AND MARK, SIGN AND DATE YOUR PROXY CARD AND PROMPTLY RETURN
                  IT IN THE ENCLOSED ENVELOPE.

         (2)      IN PERSON. YOU MAY ATTEND THE SPECIAL MEETING AND VOTE IN
                  PERSON.

                                                                          PLEASE
                                                                            VOTE


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                            LENNOX INTERNATIONAL INC.
                         SPECIAL MEETING OF STOCKHOLDERS

Please mark your vote like this [X]


  THIS PROXY WILL BE VOTED AS DIRECTED BELOW, OR IF NO DIRECTION IS INDICATED,
         WILL BE VOTED "FOR" ITEM 1. THE BOARD OF DIRECTORS RECOMMENDS A
                               VOTE "FOR" ITEM 1.


1. Issuance of shares of common stock of Lennox International Inc. pursuant to a merger as described in the accompanying Joint Proxy Statement/Prospectus.

             [ ] For         [ ] Against         [ ] Abstain

                              [ ] I (WE) PLAN TO ATTEND THE SPECIAL MEETING OF STOCKHOLDERS ON ______________________, _____.

                                      Please sign exactly as your name appears hereon. Executors, administrators, guardians, and others signing in a fiduciary capacity should indicate such capacity when signing. If shares are held jointly, each holder should sign. If a corporation, please sign in full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

                                      Date
                                          --------------------------------------

                                      Signature(s)
                                                  ------------------------------

                                      ------------------------------------------

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                         FOLD AND DETACH PROXY CARD HERE

If you plan to attend the Special Meeting of Stockholders to be held on ___________________, please check the appropriate box on the proxy card.

Please vote by signing the proxy card and returning it promptly to ensure your representation at the Special Meeting.

YOUR VOTE IS IMPORTANT.
Thank you.

                                                       LENNOX INTERNATIONAL INC.